Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement ("Agreement") is made as of the date last indicated below on the acceptance page hereof ("Execution Date"), by and between KonaRed Corporation., a Nevada corporation whose shares are traded on the OTCQB market (the "Company") and PCF Holdings Group, LLC, a Delaware limited liability company ("Purchaser"). Company and Purchaser may be referred to individually as "Party" and collectively as "Parties".

R E C I T A L S

 A.     The Company desires to obtain funds from Purchaser for working capital and general corporate purposes.

 B.     The Company and Purchaser have previously entered into a non-binding Letter of Intent ("LOI") dated August 1, 2016 and, although the LOI by its terms has expired, the Parties desire to enter into a definitive securities purchase agreement to proceed with terms substantially as outlined in the LOI.
C.     Concurrent with the execution of LOI, the Purchaser advanced $100,000 loan to the Company that is due in 60 days from execution of LOI and bears interest at a rate of 10% per annum (the "Loan").

D.     The Purchaser desires to purchase from the Company and the Company desires to sell to the Purchaser (or its designee) up to 28.5 million stock units (each a "Stock Unit" and in the plural, the "Stock Units"), to be paid in three tranches. The first tranche shall be priced at $0.024 per Stock Unit and shall consist of one share of common stock of the Company (each a "Share") and three separate warrant classes (each a "Warrant" and the shares underlying the Warrants being the "Warrant Shares" or, in the singular a "Warrant Share") that have respectively (i) an exercise price of $0.055 per share for a term of five years, (ii) an exercise price of $0.20 per shares for a term of three years and (iii) an exercise price of $0.25 per share for a term of 18 months.  For the second and third tranches, each Stock Unit shall be priced at $0.04 per Stock Unit and shall consist of one Share and three separate warrant classes (each a "Warrant" and the shares underlying the Warrants being the "Warrant Shares", or in the singular a "Warrant Share")) that have respectively (i) an exercise price of $0.055 per share for a term of five years, (ii) an exercise price of $0.20 per share for a term of three years and (iii) an exercise price of $0.25 per share for a term of 18 months.

E.      The Company desires that the Purchaser will invest or cause to be invested an aggregate of $1.14 million into the Company. Of this amount Purchaser shall invest $940,000 in three tranches of (i) $300,000, (ii) $500,000 and (iii) $140,000, respectively for the purchase of the Stock Units (each such amount in (i), (ii) and (iii) an "Investment Amount"), and shall further deliver $200,000 as the Signing Payment required under the Supplier Agreement (defined below). The Company and Purchaser have agreed that the Loan shall be applied and credited to the Signing Payment and that all interest thereon shall be waived as more fully described within the Supplier Agreement.

AGREEMENT

The Parties agree as follows:

1.             PURCHASE AND SALE OF SECURITIES.

1.1           Purchase and Sale.  In reliance upon the representations and warranties of the Company and Purchaser made in this Agreement and subject to the terms and conditions set forth herein Purchaser intends to purchase and the Company shall sell and issue the Stock Units to Purchaser as follows:

1.1.1       At the initial Closing (the "Initial Tranche Closing") Purchaser shall purchase 12,500,000 Stock Units for a purchase price of $300,000 in cash (the "Initial Tranche").

1.1.2       Subject to the continued (i) accuracy and validity of Article 3 below containing the representations and warranties of the Company to the Purchaser, (ii) the satisfaction by the Company of all its covenants set forth within this Agreement including but not limited to those of Section 5.5.4, (iii) satisfaction by the Company of conditions set forth in Article 7 below, (iii) satisfactory performance by the Company of all its payment and other obligations under the Supplier Agreement, (iv) to the Supplier Agreement remaining in effect with no termination, cancellation or notice of termination or cancellation having been given and (v) the reasonable satisfaction of Purchaser relating to the Company's improving financial and operating conditions (collectively the foregoing being the "Further Tranche Closing Conditions"), then not later than 120 days from the Initial Tranche Closing (the "Second Tranche Closing"), Purchaser shall purchase  12,500,000 Stock Units (the "Second Tranche for a purchase price of $500,000 (collectively the "Second Tranche").

1.1.3       Subject to the Company's continued satisfaction of and compliance with the Further Tranche Closing Conditions  then not later than 120 days from the Second Tranche Closing (the "Third Tranche Closing")Purchaser shall purchase 3,500,000 Stock Units for a purchase price of $140,000 (collectively the "Third Tranche. The Initial Tranche, Second Tranche and Third Tranche Units are sometimes hereinafter referred to as the "Units".

1.2            Warrants. Other than as to exercise price and expiration dates, the form of Warrants that are delivered for each Stock Unit delivered in the Initial Tranche Closing, the Second Tranche Closing and Third Tranche Closing shall be substantially as set forth on Exhibit A attached hereto.

1.3            Beneficial Ownership Limitation. Unless otherwise negotiated in a separate agreement between the Parties, the Purchaser agrees that the Purchaser including affiliates as defined under federal securities laws, shall be limited to ownership of the Company's shares not to exceed 17.5% of the then issued and outstanding common stock (the "Beneficial Ownership Limitation") of the Company. The Purchaser and its affiliates may sell or transfer Units, Shares or Warrants that exceed, or might cause the Purchaser to exceed, the Beneficial Ownership Limitation in order for Purchaser to comply with the provision of Beneficial Ownership Limitation set forth in this Agreement.

1.3.1       Purchaser shall be responsible timely to file and timely to maintain Section 16 filings and filings of Schedule 13D or amendments thereto and or similar filings with the Securities and Exchange Commission ("SEC") if required to meet Purchaser's public reporting obligations regarding its beneficial ownership in the Company.

2.             CLOSING.

 2.1           Date and Time.  The sale of the Stock Units may take place in one or more closings ("Closing"), subject to the satisfaction of all the parties hereto of their obligations herein. At each Closing, the Purchaser shall deliver purchase price to the Company and the Company shall deliver or caused to be delivered to the Purchaser (i) certificate or certificates representing Shares and (ii) Warrants as set forth in Section 1 above. Additionally, at the Initial Tranche Closing, the Purchaser and Company shall deliver to each other an executed copy of this Agreement. The Initial Tranche Closing shall take place no later than close of business on December 6, 2016, unless otherwise extended by the Parties (the "Termination Date").

2.2            Closing Conditions. As a condition to, and concurrently with the Initial Tranche Closing, the Company shall enter into a supplier agreement with Flavor Producers Inc. (and/or its affiliates)("FPI") (the "Supplier Agreement").

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to Purchaser to enter into this Agreement and to purchase the Shares the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.  All references in this Section 3 to the Shares and Warrants or Warrant Shares shall be collectively referred to as the "Securities" unless the context requires otherwise.

3.1           Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business in all jurisdictions as presently conducted and as proposed to be conducted.  The Company and its subsidiaries have all government and other licenses and permits and authorizations to do business in all jurisdictions where their activities require such license, permits and authorizations, except where failure to obtain any such license, permit or authorization will not have a Material Adverse Effect, as defined herein.

3.2           Capitalization.  As of the Execution Date, the Company is authorized to issue (i) 877,500,000 shares of Common Stock, par value $0.001, of which 140,972,825 shares were issued and outstanding, (ii) 10,000 shares of Preferred Stock, par value $0.001 per share, of which none are issued and outstanding.  Attached on Schedule 3.2 is a list of all convertible notes or securities, options, warrants and other derivative securities or obligations to issue securities outstanding, and their respective conversion or exercise terms and expiration dates. There are no other preferred or blank check preferred stock authorized or outstanding, and no other shares or derivative securities equities or convertible notes outstanding.   The Company's fully diluted capitalization table is set forth on Schedule 3.2 annexed hereto.  All outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid, non-assessable, and free of any preemptive rights.  There is only one class and series of common stock of the Company, without any special series, rights, preferences or designations assigned to any particular shares of Common Stock. The Company does not have any outstanding options, warrants, notes, convertible debt, derivative securities or notes or other obligations to sell or issue securities except as specifically set forth in the SEC Reports or on Schedule 3.2.

3.3           Authorization and Enforcement.  This Agreement, the Warrants and any other instruments and agreements delivered together with this Agreement or in connection herewith (collectively "Transaction Documents") have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder. The Company understands that Purchaser and its management and investors have relied on the foregoing representation and warranties as well as all other representations and warranties of the Company herein in making an investment decision.

3.4           Reservation and Valid Issuance of Securities. The Warrants have been duly and validly authorized and delivered and are fully enforceable as against the Company. At the time of each of the Initial Tranche Closing, the Second Tranche Closing and the Third Tranche Closing, the Company will reserve 1.5 times (150%) of the number of shares for which the Warrants are initially exercisable under each such Tranche, and shall increase the number of shares reserved for issuance in the event of any adjustment required to satisfy Warrant exercise terms from time to time.  The Company will, at closing, have notified its transfer agent to reflect and maintain such reservation of shares in its books and records regarding the Initial Tranche Closing and shall follow the same process of the Second Tranche Closing and Third Tranche Closing.  The Warrant Shares issuable upon exercise of the Warrants have been duly and validly authorized and, upon issuance upon due exercise of the Warrants, will be validly issued, fully paid and non-assessable.  The Warrant Shares, upon issuance in accordance with the Warrants will be, free and clear of any security interests, liens, claims or other encumbrances, other than restrictions upon transfer under federal and state securities laws.  As of the Execution Date, the Company's Subsidiaries (wholly or partially owned) are as listed on Schedule 3.4 annexed hereto.  The shares of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and held by the Company which has sole, and unencumbered marketable title and is the sole owner.

3.5           No Conflict, Breach, Violation or Default; Third Party Consents.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation or Certificates of Designation or the Company's Bylaws, each as in effect on the date hereof (collectively, the "Company Documents"), or (ii) any statute, rule, regulation or order of any governmental agency, self-regulatory agency, securities regulatory or insurance regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (iii) any material agreement among shareholders of which the Company is aware or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement or any Transaction Document.

3.6           No Material Adverse Change.  Since June 30, 2016, except as identified and described in the SEC Reports (as defined below) or in Schedule 3.6, there has not been:

(i)           any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a material adverse effect on the Company's assets, properties, financial condition, operating results or business of the Company taken as a whole other than an effect primarily or proximately resulting from (A) changes in general economic or market conditions affecting the industry generally in which the Company operates, which changes do not disproportionately affect the Company as compared to other similarly situated participants in the industry in which the Company operates; (B) changes in applicable law or GAAP; and (C) acts of terrorism, war or natural disasters which do not disproportionately affect the Company (as such business is presently conducted) (a "Material Adverse Effect"), individually or in the aggregate;

(ii)          any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company, other than a redemption settlement via a shares issuance on August 30, 2016 to Black Mountain Equities, Inc. ("BME") regarding a promissory note issued to BME on September 30, 2015.

(iii)         any material damage, destruction or loss, whether or not covered by insurance, to any assets, licenses, government permits, self-regulatory agency permit or license, or properties of the Company;

(iv)         any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v)         any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which has not had a Material Adverse Effect;

(vi)         any change or amendment to borrower documents, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii)       any material labor difficulties, labor disputes, non-compete or similar disputes, or labor union organizing activities with respect to employees of the Company;

(viii)       any material transaction entered into by the Company other than in the ordinary course of business;

(ix)          the loss of the services of any key employee, salesperson, or material change in the composition or duties of the senior management of the Company;

(x)           the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect;

(xi)          any default of any indebtedness or, to the knowledge of the Company, breach of contract agreement, in each case with aggregate liabilities of greater than $50,000 (except and to the extent specifically waived in writing by such creditor); or

(xi)          any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

 3.7           SEC Reports and Financial Statements.

3.7.1      The Company has made available to Purchaser through the SEC's EDGAR system accurate and complete copies (excluding copies of exhibits) of each report, registration statement, and definitive proxy statement filed by the Company with the United States Securities and Exchange Commission ("SEC") since January 1, 2014 (collectively, the "SEC Reports").  All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed.  As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act of 1934 (the "1934 Act"), as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.7.2       Except for the pro forma financial statements, if any, the financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing and as of the date of each Closing; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All adjustments considered necessary for a fair presentation of the financial statements have been included.

3.8           Securities Law Compliance.  Assuming the accuracy of the representations and warranties of Purchaser set forth in Section 4 of this Agreement, the offer and sale of the Shares will constitute an exempted transaction under the Securities Act, and registration of the Warrants or Warrant Shares under the Securities Act for issuance herein is not required.  The Company shall make such filings as may be necessary to comply with the federal securities laws and the "blue sky" laws of any state in connection with the offer and sale of the Securities, which filings will be made in a timely manner.

3.9          Tax Matters.  The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any of its assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company or other corporation or entity.  For the purposes of this agreement, "Company's Knowledge" means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.

3.10         Title to Properties.  Except as disclosed in the SEC Reports, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Reports, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.11          Intellectual Property.

Except as provided on Schedule 3.11 annexed hereto:

(i)           All Intellectual Property of the Company or its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  With the exception of the Intellectual Property which was the subject of a dispute which was resolved by the patent settlement agreement executed with VDF FutureCeuticals Inc. on January 28, 2014 (the "VDF Settlement"), no Intellectual Property of the Company which is necessary for the conduct of Company's businesses as currently conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened, and for certainty, all Intellectual property involved in the VDF Settlement which is now licensed to the Company by VDF is in full compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.

(ii)          All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's business as currently conducted to which the Company is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

(iii)         The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's business as currently conducted and for the ownership, maintenance and operation of the Company's properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's business.  The Company has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the business of the Company.

(iv)         To the Company's Knowledge, the conduct of the Company's business as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's Knowledge, the Intellectual Property and Confidential Information of the Company which are necessary for the conduct of the Company's business as currently conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and the Company's use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same other than may disclosed in the Company's SEC filings.

(v)          The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company's ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company's business as currently conducted.

(vi)         The Company has taken reasonable steps to protect the Company's rights in its Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's business as currently conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof, except where the failure to do so has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  Except under confidentiality obligations, there has been no material disclosure of any Confidential Information to any third party.

3.12          Environmental Matters.  To the Company's Knowledge, the Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (ii) does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

3.13         Litigation.  Except as disclosed in Schedule 3.13, or in the Company's SEC Reports, there are no pending material actions, suits or proceedings against or affecting the Company, or any of its properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated against the Company.

3.14         No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person, as defined below, acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.  "Person" means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization or entity.

3.15         No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.  For purposes of this Agreement, "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

3.16         Questionable Payments.  To the Company's Knowledge, none of its current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.17         Transactions with Affiliates.  Except as disclosed in Schedule 3.17 or in the SEC Reports, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.18         Internal Controls.  Except as set forth in the SEC Reports, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the SEC Reports, the Company maintains, and will use commercially reasonable best efforts to maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability both in conformity with GAAP and the applicable provisions of the 1934 Act, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, the Company has established disclosure controls and procedures (as defined in the 1934 Act Rules 13a-14 and 15d-14) and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed period report under the 1934 Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date").  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K for smaller reporting companies) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.

3.19         Disclosures.  Except as otherwise disclosed in the Schedules annexed hereto, neither the Company nor any Person acting on any of their behalf has provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  To the knowledge of the Company, the written materials delivered to the Purchasers in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.20         No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

3.21         Information Concerning Company.  Except as otherwise provided in any schedule to this Agreement, the SEC Reports and Transaction Documents contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.  Since the date of the financial statements included in the SEC Reports, and except as specifically modified in the Transaction Documents, or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company's business, financial condition or affairs not disclosed in the SEC Reports. To the knowledge of the Company, the SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

3.22         Stop Transfer.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities or any shares or securities issued in exchange therefore, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the affected Purchaser.

3.23          No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to Company's Knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

3.24         Dilution.   The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company.  The Board of Directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants, is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

3.25         Foreign Corrupt Practices.  Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.             REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents warrants and covenants with the Company as follows.  For avoidance of doubt, these warranties and representations are made to the Company and its agents and representatives and affiliates and other members of the selling group (if any) and their representatives and affiliates, as third party beneficiaries hereto:

4.1           Legal Power.  Purchaser has the requisite corporate power and is authorized to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement or any other Transaction Documents to which it is a party.

4.2           Due Execution.  The execution and performance of the terms under this Agreement and Purchaser Signature Page hereto, have been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of such Purchaser.

4.3           Access to Information.  Purchaser understands that an investment in the Shares involves a high degree of risk and long term or permanent illiquidity, including, risk of loss of their entire investment.  Purchaser also understands that the Company has limited capital and is not profitable and will require substantial revenues or financing in order to go forward. Purchaser represents that such Purchaser has received and reviewed copies of the SEC Reports as well as each Schedule annexed hereto, including, specifically, Schedule 3.2 which discloses the Company's current capitalization structure, inclusive of, convertible preferred stock, warrants and options currently issued and outstanding, some of which may be at lower prices than the exercise price of Warrants. Purchaser represents that such Purchaser (a) had an adequate opportunity to conduct due diligence and to obtain such information about the Company as Purchaser deems necessary, (b) conducted due diligence to the extent deemed necessary by Purchaser, (c) received adequate information about the Company and (d) has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares.

4.4           Restricted Securities.

4.4.1       Purchaser has been advised that none of the Securities has been registered under the Securities Act or any other applicable securities laws and that the Stock Units are being offered and sold pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Regulation S thereunder, and that the Company's reliance upon Section 4(a)(2) and/or Rule 506 of Regulation D and/or Regulation S is predicated in part on Purchaser representations as contained herein.  Purchaser acknowledges that the Securities will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act.  None of the Securities may be resold in the absence of either an effective registration thereof under the Securities Act or an exemption from such registration requirements.  Notwithstanding the foregoing, the Company shall not have any right to approve, reject or prevent any transfer or opinion.

4.4.2       Purchaser represents that it is acquiring the Securities for its own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

4.4.3       Purchaser understands and acknowledges that the certificates representing Shares, Warrants and, if issued, the Warrant Shares, will bear substantially the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSELTO THE TRANSFEROR TO SUCH EFFECT."

4.4.4       Purchaser acknowledges that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available (which exemption may or may not require an opinion, depending on the exemption utilized and parties to said transaction).  Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Securities.  Purchaser is an "accredited investor" as defined under Rule 501 under the Securities Act.  Purchaser understands and acknowledges that the Company was once a "shell" company and accordingly, if it becomes delinquent in filing its Securities 1934 Act reports, the Shares and Warrant Shares will become illiquid until such time as the Company becomes current in its Exchange Act reports or otherwise complies with the requirements of Rule 144.

4.5           Purchaser Sophistication and Ability to Bear Risk of Loss. Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Securities and can bear the economic risk of investment in such securities without producing a material adverse change in such Purchaser's financial condition. Purchaser has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Securities.

4.6           Purchases by Groups.  Purchaser represents, warrants and covenants that it is not acquiring the Shares or any of the Securities as part of a group within the meaning of Section 13(d)(5) of the 1934 Act or otherwise purchasing with intent to control voting over the Company.

4.7            Independent Investigation.  Purchaser in making his decision to purchase the Shares herein, has relied solely upon an independent investigation made by him and his legal, tax and/or financial advisors and, is not relying upon any oral representations of the Company.

4.8           No Advertising.  Purchaser has not received any general solicitation or advertising regarding the offer of the Shares or any of the Securities.

4.9          Reliance on Purchaser Representations. The Purchaser understands that the Shares and Warrants being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire Shares.

5.             ADDITIONAL COVENANTS OF COMPANY.

5.1           Reservation of Shares.  The Company hereby covenants to maintain at all times while the Warrants are outstanding, reserved and authorized for issuance upon exercise of the Warrants, such number of Warrant Shares as equals 150% of the number of shares that such issued and outstanding Warrants are exercisable for at any time and from time to time. The Company hereby further agrees to take all further acts, including, without limitation, providing written notification of the foregoing limitation to its transfer agent with instructions not to issue shares that would result in violation by the Company of the foregoing provision, as well as amending its charter or amending any filing with any exchange or quotation service in order to effectuate the foregoing.

5.2           Payment for Legal Opinions and Removal of Legends.  The Company shall cover all costs associated with removal of any securities act restrictive legends, including, without limitation, the cost of replacement certificates and opinion or letter of Company counsel to the transfer agent, as well as delivery costs, for all Shares and Warrant Shares.

5.3           Use of Proceeds. The use of proceeds of the offering shall be substantially as set forth on Schedule 5.3 annexed hereto.  The Company shall use its proceeds from this offering only for such purposes.

5.4           Demand Registration. Except as may be otherwise set forth herein, Purchaser may at any time request one registration under the Securities Act of 1933, as amended (the "Securities Act") of all or part of its Shares (including any Warrant Shares issuable upon exercise of any Warrants) on Form S-1 or any similar long-form registration statement ("Long-Form Registrations") or, if available, on Form S-3 or any similar short-form registration statement ("Short-Form Registrations").  Each request for a Demand Registration (as defined herein) shall specify the approximate number of Shares requested to be registered and the anticipated per share price range for such offering.  A registration requested pursuant to this Section 5.4 is referred to herein as a "Demand Registration" and all such registrations are referred to herein as "Demand Registrations."

5.4.1       Restrictions on Demand Registration. Company will not be obligated to effect any Demand Registration (i) within nine months from the Initial Tranche Closing, (ii) within three months after the effective date of a previous Demand Registration or Piggyback Registration or (ii) when Purchaser has the ability to freely sell the securities proposed to be registered under Rule 144, without being subject to any volume or manner of sale restrictions thereunder. Company may postpone for up to 30 days the filing or the effectiveness of a registration statement for a Demand Registration if Company's Board of Directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction.  For each Demand Registration, the Company will register the maximum number of shares permitted by Rule 415 of the Securities Act up to the total number of Shares and Warrant Shares owned by the Purchaser.

5.4.2       Company May Include Other Shares in Demand Registration Statement.
If the Shares and Warrant requested to be registered by Purchaser in the Demand Registration Statement do not meet the maximum number of shares which would be allowable under SEC rules for such a registration, if it does not impinge the rights of Purchaser, the Company will have the right to include shares of other parties in any Demand Registration to the maximum allowable SEC limit.

5.5           Piggyback Registration Rights.  If, at any time the Company shall determine to prepare and file a registration statement with the Securities and Exchange Commission ("Commission") relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8, each as promulgated under the Securities Act, or their then equivalent relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or as part of an underwritten offering of the Company's Shares, then the Company shall send to the Purchaser a written notice of such determination at least twenty (20) days prior to the filing of any such registration statement and shall include in such registration statement all Shares requested by Purchaser, up to a limit of 30% of the overall number of shares to be included in the registration statement, or such other amount as may be negotiated between the Parties, to be included in the registration within ten (10) days after the Company sends such notice to the Purchaser (the "Piggyback Shares") for resale and offer on a continuous basis pursuant to Rule 415; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with or terminate such registration, the Company will be relieved of its obligation to register any Shares in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Shares for the same period as the delay in registering such other securities, (iii) Purchaser is subject to confidentiality obligations and shall not use or disclose any information gained in this process or any other material non-public information he, she or it obtains, (iv) Purchaser or its assignees or successors in interest shall comply with all applicable laws relating to insider trading or similar restrictions; (v) if all of the Shares of the Purchaser cannot be so included due to Commission comments or Commission guidance, then the Company may reduce the number of Piggyback Shares included in such registration statement to comply with such Commission comments or Commission guidance; (vi) in the event the Company undertakes filing of a registration statement relating to Company's equity line agreement with Lincoln Park Capital Fund, LLC, ("LPC") the Purchaser will be allowed to piggyback into such registration statement after obtaining written consent from LPC; and (vii) in the in the event the Company undertakes filing of a registration statement relating to a demand from VDF FutureCeuticals Inc. ("VDF-FC") under the terms of the registration rights agreement executed by the Company and VDF-FC on January 28, 2014, the Purchaser will be allowed to piggyback into such registration statement after obtaining written consent from VDF-FC.

5.5.1       Obligations and Acknowledgements of the Purchaser.  In connection with the registration of the Shares, Purchaser shall have the following obligations and hereby makes the following acknowledgements:

(a)       It shall be a condition precedent to the obligations of the Company to include the Shares in the registration statement that Purchaser or its successors wishing to participate in the registration statement (i) promptly shall furnish to the Company such information regarding itself, the Shares held by it and the intended method of disposition of the Shares held by it as shall be reasonably required to effect the registration of such Shares and (ii) promptly shall execute such documents in connection with such registration as the Company may reasonably request.  Prior to the first anticipated filing date of a registration statement, the Company shall notify Purchaser of the information the Company requires from Purchaser (the "Requested Information") if Purchaser elects to have any of its Shares included in the registration statement. If a Purchaser notifies the Company and provides the Company the information required hereby at least three business days before the Company files Amendment No.1 to the registration statement, the Company will include such information within  an amendment to the registration statement that includes the Shares of Purchaser provided, however, that the Company shall not be required to file such amendment to the registration statement at any time less than five (5) business days prior to the effective date or if the Company has been informed by the Commission of a "no review" comment on the registration statement as originally filed by the Company.

(b)       Purchaser agrees promptly and timely to cooperate with the Company in connection with the preparation and filing of a registration statement, unless Purchaser has notified the Company in writing of its election to exclude all of its Shares from registration statement;

(d)       Purchaser acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Shares being registered for resale by it, and if a Purchaser includes Shares for offer and sale within a registration statement Purchaser hereby consents to the inclusion in such registration statement of a disclosure to such effect.

5.5.2       Expenses of Registration.  All expenses (other than underwriting discounts and commissions and the fees and expenses of a Purchaser's counsel) incurred in connection with registrations, filings or qualifications pursuant to this Section 5.5, including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

5.5.3        Indemnification and Contribution.

(a)       Indemnification by the Company.  The Company shall indemnify and hold harmless the Purchaser and its respective officers and directors (each such Person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such registration statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

(b)       Notice of Claims, etc.  Promptly after receipt by a Person seeking indemnification pursuant to this Section 5.5.3 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the Person against whom indemnification pursuant to this Section 5.5.3 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure.  In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof.  Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out of pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim.  If the Indemnified Party employs separate legal counsel in circumstances other than as described in the preceding sentence, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel).  The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment or contain any admission of wrongdoing.

(c)       Contribution.  If the indemnification provided for in this Section 5.5.3 is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5.3(c) were determined by pro rata allocation (even if the Purchaser or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.5.3(c).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)       Limitation on Company's Obligations.  Notwithstanding any other provision of this Section 5.5.3, in no event shall the Company have any liability under this Section 5.5.3 for any amounts in excess of the dollar amount of the proceeds actually received by the Company from the sale of Shares (after deducting any fees, discounts and commissions applicable thereto) pursuant to any registration statement under which such Shares are registered under the Securities Act.

(e)       Other Liabilities.  The obligations of the Company under this Section 5.4.3 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 5.5.3 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company.  The remedies provided in this Section 5.4.3 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

5.5.4        Rule 144.  With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees to use reasonable commercial efforts to:

(a)       comply with the provisions of paragraph (c)(1) or (2) of Rule 144; and

(b)       file with the SEC in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Purchasers, make available other information as required by, and so long as necessary to permit sales of, its Registerable Securities pursuant to Rule 144.

5.5.5        Common Stock Issued Upon Stock Split, etc.  The provisions of this Section 5.4 shall apply to any Shares or any other securities issued as a dividend or distribution in respect of the Warrant Shares, or otherwise issued in exchange for the common stock generally (e.g. such as a reorganization, spinoff, merger, etc.).

5.5.6        Termination of Registration Rights.  The piggy back registration rights granted in this Section 5.5 shall terminate with respect to a Security three business days following the date that such Security can be resold pursuant to Rule 144 of the Securities Act.

5.6           Filing of Reports.  Company shall file on a timely basis, any and all reports or amendments thereto, as it is required to file in order to remain fully current with all of its reporting obligations under the 1934 Act so as to enable sales without resale limitations one (1) year from the date of final Closing, pursuant to Rule 144, as amended. The Company shall pay for all opinions or similar letters to its transfer agent, as well as pay for all transfer agent costs, relating to the removal of the Rule 144 restrictive legend on share certificates representing the Shares. For avoidance of doubt, all references herein to filings to be made on a "timely basis" shall include and mean, any extension periods permissible under Rule 12b-25 of the Exchange Act, provided that the Company has complied with such rule, but not beyond said extension date.

5.7           Board.  For so long as Purchaser owns at least 12,500,000 shares of the Company, the Company shall appoint a nominee of Purchaser as a member of its board of directors. Said person may only be removed by consent of Purchaser and his or her replacement nominated only by Purchaser.

5.8           Right to Participate in Future Offerings. Purchaser shall have a pro rata right, giving effect to Purchaser's equity ownership (including Warrant Shares that may be acquired) to participate in subsequent offerings of securities of the Company.

5.9           Anti-Dilution. If the Company during 24 months following the Execution Date issues any additional shares (including, but not limited to, all classes of shares, warrants, rights to subscribe for shares and securities convertible into any share class) for a consideration per share that is less than $0.04 per share (as adjusted for any change of nominal values of shares such as forward or reverse share splits and similar events), the subscription price (as adjusted for share splits, consolidations of shares and similar events) of the shares issued subject to any of the foregoing Investment Amounts shall be adjusted on a full ratchet basis. The adjustment will be made through the issuance of additional shares to the Purchaser at par value so that the ownership of the Purchaser after the dilutive issuance shall be set equal to the ownership that Purchaser would have had if the price paid by the Purchaser (based on the Investment Amount, added for the avoidance of doubt for the amount if any paid to subscribe for the anti-dilution shares) had been the same as the price of the dilutive issuance.

6.             CONDITIONS PRECEDENT – COMPANY

6.1           Conditions Precedent to the Obligation of the Company to Close and to Sell the Stock Units.  The obligation hereunder of the Company to close and issue and sell the Securities to the Purchaser at a Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below.  These conditions are for the Company's sole benefit and may be waived in writing by the Company at any time in its sole discretion.

6.1.1        Accuracy of the Purchaser's Representations and Warranties.  The representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of such Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

6.1.2       Performance by the Purchaser. Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to such Closing.

6.1.3       No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.1.4       Delivery of Purchase Price.  The purchase price for the full principal amount of Shares shall be available in cleared funds sent by wire transfer and authorized by the Company in its sole and absolute discretion, for distribution on such Closing in accordance with the terms hereof.

6.1.5       Delivery of Transaction Documents.  This Agreement and any other related transaction documents shall have been duly executed and delivered by the Purchaser to the Company.

6.1.6       Acceptance of Securities Purchase Agreement.  The Company shall have duly executed and delivered a copy of the acceptance page to this Agreement to Purchaser.

7.             CONDITIONS PRECEDENT – PURCHASER

7.1           Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares.  The obligation hereunder of the Purchaser to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below.  These conditions are for the Purchaser's sole benefit and may be waived in writing by the Purchaser or its management affiliates at any time in their sole discretion.

7.1.1       Accuracy of the Company's Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other transaction documents shall be true and correct in all material respects as of such Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

7.1.2       Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

7.1.3       No Suspension, Etc.  Trading in the Common Stock of the Company shall not have been suspended by the SEC or a Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing). For the purposes of this Agreement, "Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the New York Stock Exchange, any market operated by the NASDAQ Capital Market, NASDAQ Global Market or NASDAQ Global Select Market, the OTCQB or any of the OTC Markets (or any successors to any of the foregoing)

7.1.4        No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.1.5       No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

7.1.6       Shares and Warrants.  At the Closing, the Company shall have delivered to the Purchasers the Shares and Warrants along with all appropriate board resolutions or other necessary documentation in order to issue the Shares in such denominations as Purchaser may request. The Company hereby confirms that it shall pay for all costs for any and all 144 opinion or legend removal letters for the benefit of Purchaser.  The Company shall also deliver this Agreement, duly executed by the Company.

7.1.7        Secretary's Certificate.  The Company shall deliver to the Purchaser, a secretary's certificate, dated as of the each Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Company's Articles of Incorporation, (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the transaction documents and any other documents required to be executed or delivered in connection therewith.

7.1.8        Officer's Certificate. On each Closing Date, the Company shall have delivered to the Purchaser a certificate signed by an executive officer on behalf of the Company, dated as of such Closing Date, confirming the accuracy of the Company's representations, warranties, and covenants as of such Closing Date.

7.1.9        Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before such Closing Date.

7.1.10     Opinion of Counsel.  Counsel for the Company shall have delivered to the Purchaser, an opinion, in form substance acceptable to Purchaser and its counsel, to the effect of the due/valid issuance of all Securities, due authority, validity, binding effect of all related agreements and, no defaults or conflicts caused by this Agreement and related transactions.  Notwithstanding that California law governs this Agreement, such opinion may be given under Nevada law on the assumption that the laws of the states of California are identical.

7.1.11     Execution of Supplier Agreement. The Company shall, prior to or concurrently with the Initial Tranche Closing, enter into a definitive exclusive supplier agreement with FPI.

7.1.13     Delivery of Notice to Transfer Agent. Delivery of written irrevocable notice to the Company's transfer agent, in form reasonably satisfactory to Purchaser, that the Shares and Warrants of each Tranche have been issued and requiring that the transfer agent reserve 150% of the number of Warrant Shares pertaining to that specific Tranche that may be exercisable at all times, until all such Warrant Shares are issued.

8.             LEGAL FEES. Except as explicitly set forth in this Agreement to the contrary, each Party shall be responsible for its respective legal fees and costs   incurred in connection with the negotiation and execution of this Agreement.

9.             MISCELLANEOUS.

9.1            Indemnification.  Purchaser agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination of any of the Securities by such Purchaser in violation of the Securities Act or applicable state securities law.

9.2           Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced exclusively in accordance with, the laws of the State of California.  Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of California, in the County of Los Angeles (or any federal courts having jurisdiction of such area) with respect to any matter relating to this Agreement and performance of the parties' obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties' obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of California by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 9.7, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  THE ASSERTION OF ANY REMEDY BY PURCHASER OR ITS ASSIGNS DOES NOT CONSTITUTE A WAIVER OF ANY OTHER REMEDY AVAILABLE TO IT OR A "SELECTION OF REMEDIES" BY PURCHASER OR ITS ASSIGNS.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.

9.3           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. This Agreement may not be assigned to a third party by either Party without the written permission of the other Party.

9.4           Entire Agreement.  This Agreement and the Exhibits hereto and thereto inclusive of the Transaction Documents, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

9.5           Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.6           Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

9.7           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by facsimile or email (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company:

KonaRed Corporation.

If to the Purchaser:

PCF Holdings Group, LLC

9.8           Faxes, Electronic Mail and Counterparts.  This Agreement may be executed in one or more counterparts.  Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission or electronic mail (any such delivery, an "Electronic Delivery"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

9.9           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.10         Further Assurances.  At any time and from time to time after the Closing, upon reasonable request of the other, each party shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.

9.11          Legal Fees.  In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.  ANY ATTEMPT TO DEFEND, STRIKE OR STAY OR PREVENT ENFORCEMENT OF THE SHARES, WARRANT OR THIS AGREEMENT (OR OF ANY PROVISION OF THE FOREGOING) OR TO PREVENT EXERCISE OF THE WARRANT, SHALL REQUIRE THE POSTING OF A BOND IN THE AMOUNT OF NO LESS THAN THE GREATER OF THE DOLLAR VALUE OF THE SHARES AND WARRANT SHARES.  THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING IS REASONABLE AND NECESSARY AND THAT THE INVESTMENT HEREIN WOULD NOT HAVE BEEN ENTERED INTO WITHOUT THE FOREGOING AND OTHER PROVISIONS PROVIDED HEREIN.

9.12         Share Issuance Information.  For each issuance of Shares or Warrant Shares, Purchaser shall provide to the Company the information required in Exhibit 9.12.

[signature page follows]

[Signature Page To Securities Purchase Agreement of
KonaRed Corporation]

IN WITNESS, WHEREOF, the parties have executed this Agreement as of the date set forth on the Purchase Signature Page hereto.

PURCHASER

By:	/s/ PCF Holdings Group, LLC
Date:	December 6, 2016

COMPANY

KONARED CORPORATION.

By:	/s/ KonaRed Corporation
Date:	December 6, 2016